NEWS RELEASE

CONE Midstream Reports First Quarter Results
CANONSBURG, PA (May 5, 2016) — CONE Midstream Partners LP (NYSE:CNNX) ("CONE Midstream" or the "Partnership") today reported financial and operational results for the three months ended March 31, 2016.(1)
First Quarter Results
Highlights of first quarter 2016 results attributable to the Partnership as compared to the first quarter of 2015 include:

•	Net income of $24.8 million as compared to $14.2 million

•	Average daily throughput volumes of 850 billion Btu per day (BBtu/d) as compared to 549 BBtu/d

•	Adjusted EBITDA(2) of $27.7 million as compared to $16.2 million

•	Distributable cash flow (DCF)(2) of $24.6 million as compared to $14.1 million

•	Cash distribution coverage of 1.69x on an as declared basis
Management Comment
"CONE Midstream is pleased to report very strong financial and operational results for the first quarter," said John T. Lewis, Chairman of the Board and Chief Executive Officer of CONE Midstream GP LLC (the "General Partner"). "Net throughput volumes increased by 55% from the first quarter of 2015, and net income attributable to the partnership grew by 75% from a year ago. Adjusted EBITDA and distributable cash flow increased by 71% and 74%, respectively, as compared to first quarter last year.
"We view our strong balance sheet and distribution coverage as positive differentiators for CNNX," continued Mr. Lewis. "With a debt to trailing-twelve months EBITDA ratio of 0.8x, we have the financial capacity to sustain our growth through an appropriate combination of investment in organic projects, third party business development, and asset dropdowns or acquisitions. I'd also like to point out that we were free-cash-flow positive during the first quarter, as cash from operations exceeded our total capital investments and cash distribution payments. Our balance sheet and robust distribution coverage have us well positioned for the future."
Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.245 per unit with respect to the first quarter of 2016. The distribution payment will be made on May 13, 2016 to unitholders of record at the close of business on May 4, 2016. The distribution, which equates to an annual rate of $0.98 per unit, represents an increase of 3.7% over the prior quarter and an increase of 15.3% over the distribution paid with respect to the first quarter of 2015.

Capital Investment and Resources
CONE Midstream's allocated first quarter 2016 share of investment in expansion projects was $9.0 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $19.6 million. CONE Midstream's respective share of maintenance capital expenditures for the three development companies for the first quarter 2016 was $2.8 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $4.8 million.
As of March 31, 2016, CONE Midstream had outstanding borrowings of $74.0 million under its $250 million revolving credit facility and a cash balance of $14.3 million.
First Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss first quarter 2016 financial and operational results, is scheduled for May 5, 2016 at 11:00 a.m. Eastern Time. Reference material for the call will be available on the "Events" page of our website, www.conemidstream.com, shortly before the start of the call. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast by using the link posted on the "Events" page of our website or at www.webcaster4.com/Webcast/Page/998/14490. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at www.webcaster4.com/Webcast/Page/998/14490 shortly after the conclusion of the conference call. A telephonic replay will be available through May 12, 2016 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10084060.
_______________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”).  Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. The Partnership's current economic interests in the development companies are: 75% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. and owns non-controlling interests in the Partnership’s development companies.

(2)
Adjusted EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contact:	Stephen R. Milbourne
CONE Investor Relations

Phone:	724-485-4408

Email:	smilbourne@conemidstream.com

* * * * *
CONE Midstream Partners is a master limited partnership formed by CONSOL Energy Inc. (NYSE: CNX) and Noble Energy, Inc. (NYSE: NBL), referred to as our Sponsors, to own, operate, develop and acquire natural gas gathering and other midstream energy assets to service our Sponsors' production in the Marcellus Shale in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on our website www.conemidstream.com.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, among others: the effects of changes in market prices of natural gas, NGLs and crude oil on our Sponsors’ drilling and development plan on our dedicated acreage and the volumes of natural gas and condensate that are produced on our dedicated acreage; changes in our Sponsors’ drilling and development plan in the Marcellus Shale and Utica Shale; our Sponsors’ ability to meet their drilling and development plan in the Marcellus Shale and Utica Shale; the demand for natural gas and condensate gathering services; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, gatherers, processors and transporters; our ability to successfully implement our business plan; and our ability to complete internal growth projects on time and on budget. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue
Gathering revenue — related party	$62,248	$43,168
Total Revenue	62,248	43,168
Expenses
Operating expense — third party	8,674	8,530
Operating expense — related party	8,344	7,044
General and administrative expense — third party	993	1,342
General and administrative expense — related party	1,684	1,977
Depreciation expense	4,839	2,994
Interest expense	419	65
Total Expense	24,953	21,952
Net Income	37,295	21,216
Less: Net income attributable to noncontrolling interest	12,505	7,004
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$24,790	$14,212

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$24,790	$14,212
Less: General partner interest in net income	496	284
Limited partner interest in net income	$24,294	$13,928

Net income per Limited Partner unit - Basic	$0.42	$0.24
Net Income per Limited Partner unit - Diluted	$0.42	$0.24

Limited Partner units outstanding - Basic	58,343	58,326
Limited Partner unit outstanding - Diluted	58,365	58,360

Cash distributions declared per unit (*)	$0.2450	$0.2125

(*)	Represents the cash distributions declared in April of each year relating to the period presented.

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, net cash interest paid and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of the non-GAAP measures of EBITDA, Adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended March 31,
(unaudited)	2016	2015
Net Income	$37,295	$21,216
Interest expense	419	65
Depreciation expense	4,839	2,994
EBITDA	42,553	24,275
Non-cash unit-based compensation expense	136	96
Adjusted EBITDA	42,689	24,371
Less:
Net income attributable to noncontrolling interest	12,505	7,004
Interest expense attributable to noncontrolling interest	189	20
Depreciation expense attributable to noncontrolling interest	2,286	1,166
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$27,709	$16,181
Less: cash interest paid, net	230	45
Less: ongoing maintenance capital expenditures, net of expected reimbursements	2,839	1,991
Distributable Cash Flow	$24,640	$14,145

Net Cash Provided by Operating Activities	$41,180	$10,206
Interest expense	419	65
Other, including changes in working capital	1,090	14,100
Adjusted EBITDA	42,689	24,371
Less:
Net income attributable to noncontrolling interest	12,505	7,004
Interest expense attributable to noncontrolling interest	189	20
Depreciation expense attributable to noncontrolling interest	2,286	1,166
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$27,709	$16,181
Less: cash interest paid, net	230	45
Less: ongoing maintenance capital expenditures, net of expected reimbursements	2,839	1,991
Distributable Cash Flow	$24,640	$14,145

The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q2 2015		Q3 2015		Q4 2015		Q1 2016		Twelve Months Ended March 31, 2016
Net Income	$24,905		$33,614		$35,796		$37,295		$131,610
Interest expense	47		158		565		419		1,189
Depreciation expense	3,667		3,769		4,623		4,839		16,898
EBITDA	28,619		37,541		40,984		42,553		149,697
Non-cash unit-based compensation expense	96		118		92		136		442
Adjusted EBITDA	28,715		37,659		41,076		42,689		150,139
Less:
Net income attributable to noncontrolling interest	9,993		13,957		13,330		12,505		49,785
Interest expense attributable to noncontrolling interest	14		63		331		189		597
Depreciation expense attributable to noncontrolling interest	1,659		1,728		2,246		2,286		7,919
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$17,049		$21,911		$25,169		$27,709		$91,838
Less: cash interest paid, net	33		95		234		230		592
Less: ongoing maintenance capital expenditures, net of expected reimbursements	2,148		2,291		2,554		2,839		9,832
Distributable Cash Flow	$14,868		$19,525		$22,381		$24,640		$81,414

Net Cash Provided by Operating Activities	$50,254		$38,808		$16,749		$41,180		$146,991
Interest expense	47		158		565		419		1,189
Other, including changes in working capital	(21,586)		(1,307)		23,762		1,090		1,959
Adjusted EBITDA	28,715		37,659		41,076		42,689		150,139
Less:
Net income attributable to noncontrolling interest	9,993		13,957		13,330		12,505		49,785
Interest expense attributable to noncontrolling interest	14		63		331		189		597
Depreciation expense attributable to noncontrolling interest	1,659		1,728		2,246		2,286		7,919
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$17,049		$21,911		$25,169		$27,709		$91,838
Less: cash interest paid, net	33		95		234		230		592
Less: ongoing maintenance capital expenditures, net of expected reimbursements	2,148		2,291		2,554		2,839		9,832
Distributable Cash Flow	$14,868		$19,525		$22,381		$24,640		$81,414
Distributions Declared	$13,094		$13,570		$14,062		$14,591		$55,317
Distribution Coverage Ratio - Declared	1.14	x	1.44	x	1.59	x	1.69	x	1.47	x

Distributable Cash Flow	$14,868		$19,525		$22,381		$24,640		$81,414
Distributions Paid	$12,647		$13,094		$13,570		$14,062		$53,373
Distribution Coverage Ratio - Paid	1.18	x	1.49	x	1.65	x	1.75	x	1.53	x

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash	$14,273	$217
Receivables — related party	21,847	36,418
Inventory	18,916	18,916
Other current assets	1,669	2,037
Total Current Assets	56,705	57,588
Property and Equipment:
Property and equipment	914,470	897,918
Less — accumulated depreciation	36,337	31,609
Property and Equipment — Net	878,133	866,309
Other non-current assets	487	528
TOTAL ASSETS	$935,325	$924,425

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$29,158	$46,155
Accounts payable — related party	1,574	1,628
Total Current Liabilities	30,732	47,783
Other Liabilities:
Revolving credit facility	74,000	73,500
Total Liabilities	104,732	121,283
Partners' Capital:
Common units (29,180,217 units issued and outstanding at March 31, 2016 and 29,163,121 units issued and outstanding at December 31, 2015)	404,767	399,399
Subordinated units (29,163,121 units issued and outstanding at March 31, 2016 and December 31, 2015)	(77,641)	(82,900)
General partner interest	(3,171)	(3,389)
Partners' capital attributable to CONE Midstream Partners LP	323,955	313,110
Noncontrolling interest	506,638	490,032
Total Partners' Capital	830,593	803,142
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$935,325	$924,425

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash Flows from Operating Activities:
Net Income	$37,295	$21,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	4,880	2,994
Unit-based compensation	136	96
Changes in operating assets:
Receivables — related party	7,851	3,462
Other current and non-current assets	369	253
Changes in operating liabilities:
Accounts payable	(9,188)	(17,616)
Accounts payable — related party	(163)	(199)
Net Cash Provided by Operating Activities	41,180	10,206

Cash Flows from Investing Activities:
Capital expenditures	(24,386)	(61,806)
Net Cash Used in Investing Activities	(24,386)	(61,806)

Cash Flows from Financing Activities:
Contributions by general & limited partners and noncontrolling interest holders	10,823	85,392
Distributions to unitholders	(14,061)	(12,784)
Net proceeds from (payment on) revolver	500	(23,800)
Net Cash Provided By Financing Activities	(2,738)	48,808

Net Increase (Decrease) in Cash	14,056	(2,792)
Cash at Beginning of Period	217	3,252
Cash at End of Period	$14,273	$460

Development Companies Jointly Owned by CONE Midstream Partners LP and CONE Gathering LLC
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended March 31, 2016
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$50,290	$2,891	$9,067	$62,248
Expenses	17,539	1,954	5,460	24,953
Net Income	32,751	937	3,607	37,295
Less: Net income attributable to noncontrolling interest	8,188	890	3,427	12,505
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$24,563	$47	$180	$24,790

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	650	68	24	742
Wet gas (BBtu/d)	457	6	176	639
Condensate (MMcfe/d)	7	—	7	14
Total Gathered Volumes	1,114	74	207	1,395

Total Volumes Net to CONE Midstream Partners LP	836	4	10	850

Capital Investment
Maintenance capital	$3,710	$69	$1,057	$4,836
Expansion capital	11,461	—	8,089	19,550
Total Capital Investment	$15,171	$69	$9,146	$24,386

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$2,783	$3	$53	$2,839
Expansion capital	8,596	—	404	9,000
Total Capital Investment Net to CONE Midstream Partners LP	$11,379	$3	$457	$11,839

Development Companies Jointly Owned by CONE Midstream Partners LP and CONE Gathering LLC
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended March 31, 2015
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$34,533	$2,975	$5,660	$43,168
Expenses	15,746	2,174	4,032	21,952
Net Income	18,787	801	1,628	21,216
Less: Net income attributable to noncontrolling interest	4,697	761	1,546	7,004
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$14,090	$40	$82	$14,212

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	381	77	12	470
Wet gas (BBtu/d)	326	3	109	438
Condensate (MMcfe/d)	11	—	2	13
Total Gathered Volumes	718	80	123	921

Total Volumes Net to CONE Midstream Partners LP	539	4	6	549

Capital Investment
Maintenance capital	$2,619	$258	$273	$3,150
Expansion capital	26,680	11,379	20,597	58,656
Total Capital Investment	$29,299	$11,637	$20,870	$61,806

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$1,964	$13	$14	$1,991
Expansion capital	20,010	569	1,030	21,609
Total Capital Investment Net to CONE Midstream Partners LP	$21,974	$582	$1,044	$23,600